UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: May 7, 2013

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation)	Number)	Number)

 3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

$9 Million Financing Transaction

On May 7, 2013 (“Closing”), we entered into a financing transaction for the sale of Senior Convertible Notes (“Convertible Notes”) of Axion Power International, Inc. (“ Company” or “We” ) and Warrants issued by the Company (“Warrants”) with gross proceeds of $9 million to us. On Closing, we will receive cash proceeds of $3 million and deposit an additional $6 million into a series of control accounts in our name. We are permitted to withdraw funds from our control accounts (i) in connection with certain conversions of the Convertible Notes or (ii) otherwise, as follows: $500 thousand on each 30 day anniversary of the Effective Date commencing on the 60th day after the Effective Date until there are no more funds in the control accounts (each, a “Funds Release”).

We will receive approximately $2.76 million in net proceeds at Closing, after deducting our placement agent’s fee of $240,000. Our other offering expenses, other than our placement agent’s fee, are approximately $100,000, which expenses will be paid out of the proceeds at Closing. At each Funds Release, we will receive approximately $460 thousand in net proceeds, after deducting our placement agent’s fee of $40,000.

The following is intended to provide a summary of the terms of the agreements and securities described above. This summary is qualified in its entirety by reference to the full text of the agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with these transactions.

This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Convertible Notes or Warrants.

Securities Purchase Agreement

The Convertible Notes and Warrants were issued pursuant to the terms of a Securities Purchase Agreement (“Purchase Agreement”) among us and the Investors. The Purchase Agreement provided for the sale of the Convertible Notes and Warrants for gross proceeds of $9 million to us.

Convertible Notes

Ranking

The Convertible Notes are senior unsecured obligations of the Company, subject only to certain secured obligations of the Company for up to a maximum of $1 million of government issued indebtedness for purchase of plant and machinery and other purchase money financing for property, plant and equipment.

Maturity Date

Unless earlier converted or redeemed, the Convertible Notes mature 21 months from the Closing (“Maturity Date”), subject to the right of the investors to extend the date (i) if an event of default under the Convertible Notes has occurred and is continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Convertible Notes and (ii) for a period of 20 business days after the consummation of a fundamental transaction if certain events occur.

Interest

The Convertible Notes bear interest at the rate of 8% per annum and are compounded monthly, on the first calendar day of each calendar month. The interest rate will increase to 18% per annum upon the occurrence and continuance of an event of default (as described below).

Interest on the Convertible Notes is payable in arrears on each Installment Date (as defined below). If a holder elects to convert or redeem all or any portion of a Convertible Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable. If we elect to redeem all or any portion of a Convertible Note prior to the Maturity Date, all accrued and unpaid interest on the amount being redeemed will also be payable.

Conversion

All amounts due under the Convertible Notes are convertible at any time, in whole or in part, at the option of the holders into shares of our common stock at a fixed conversion price, which is subject to adjustment as described below. The Convertible Notes are initially convertible into shares of our common stock at the initial price of $0.264 per share. This conversion price is subject to adjustment for stock splits, combinations or similar events and “full ratchet” antidilution provisions.

Payment of Principal and Interest

We have agreed to make amortization payments with respect to the principal amount of each Convertible Note in shares of our common stock, subject to the satisfaction of certain equity conditions, or at our option, in cash on each of the following installment dates:

•	the twenty-third trading day after the earlier of (x) the initial effective date of a registration statement filed in connection with this offering or (y) October 1, 2013; the first trading day of the calendar month immediately following the initial installment date (or if such date is less than twenty trading days after the initial installment date, the second calendar month immediately following the initial installment date to the extent); and then each month through and including the Maturity Date, each in an amount equal to 1/9 of the principal amount of each Convertible Note.

Acceleration and Deferral of Amortization Amounts

During each period after an installment date and prior to the immediately subsequent installment date, a holder may elect to accelerate the amortization of the Convertible Note at the applicable amortization conversion price for such prior installment date, if either:

•	in the aggregate, all such accelerations in such period does not exceed the sum of two (2) other installment amounts (or, if the Company has delivered shares of Common Stock in satisfaction of the entire installment amount of such installment date, one (1) other installment amount),

•	no more than five (5) separate accelerations have been consummated in such period, or

•	such holder has not accelerated any portion of any installment amount in six (6) prior periods.

The holder of a Convertible Note may, at the holder’s election by giving notice to us, defer the payment of the installment amount due on any installment dates, in whole or in part, to another installment date, in which case the amount deferred will become part of such subsequent Installment Date and will continue to accrue interest.

Events of Default

The Convertible Notes contain standard and customary events of default including but not limited: (i) failure to register our Common Stock within certain time periods; (ii) failure to make payments when due under the Convertible Notes; and (iii) bankruptcy or insolvency of the Company.

If an event of default occurs, each holder may require us to redeem all or any portion of the Convertible Notes (including all accrued and unpaid interest thereon), in cash, at a price equal to the greater of (i) up to 125% of the amount being redeemed, depending on the nature of the default, and (ii) the intrinsic value of the shares of Common Stock then issuable upon conversion of the Convertible Note.

Fundamental Transactions

The Convertible Notes prohibit us from entering into specified transactions involving a change of control, unless the successor entity assumes in writing all of our obligations under the Convertible Notes under a written agreement.

In the event of transactions involving a change of control, the holder of a Convertible Note will have the right to require us to redeem all or any portion of the Convertible Note it holds (including all accrued and unpaid thereon) at a price equal to the greater 125% of the amount of the Convertible Note being redeemed and the intrinsic value of the shares of Common Stock then issuable upon conversion of the Convertible Note being redeemed.

Limitations on Conversion and Issuance

A Convertible Note may not be converted and shares of common stock may not be issued under the Convertible Notes if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of our outstanding shares of common stock. At each holder’s option, the Convertible Note Blocker may be raised or lowered to any other percentage not in excess of 9.99%, except that any raise will only be effective upon 61-days’ prior notice to us.

Warrants

The Warrants entitle the holders of the Warrants to purchase, in aggregate, 17,281,107 million shares of our common stock. The Warrants will not be exercisable until the six month anniversary of the Closing and will expire 5 years from the Closing Date. The Warrants are initially be exercisable at an exercise price equal to $0.302, subject to certain adjustments.

The Warrants may be exercised for cash, provided that, if there is no effective registration statement available registering the exercise of the Warrants, the Warrants may be exercised on a cashless basis. This prospectus does not cover the shares of common stock issuable from time to time upon exercise of the Warrants. We anticipate that we will file a registration statement covering the shares of common stock issuable upon the exercise of the Warrants prior to the time the Warrants become exercisable.

The exercise price of the Warrants is subject to adjustment for stock splits, combinations or similar events, and, in this event, the number of shares issuable upon the exercise of the Warrant will also be adjusted so that the aggregate exercise price shall be the same immediately before and immediately after the adjustment. In addition, the exercise price is also subject to a “full ratchet” anti-dilution adjustment where if we issue or are deemed to have issued securities at a price lower than the then applicable exercise price.

Limitations on Exercise

The Warrants may not be exercised if, after giving effect to the exercise, the holder of the Warrant together with its affiliates would beneficially own in excess of 4.99% of our outstanding shares of common stock. At each holder’s option, the warrant blocker applicable to the exercise of the Warrants may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to us.

Fundamental Transactions

The Warrants prohibit us from entering into specified transactions involving a change of control, unless the successor entity assumes all of our obligations under the Warrants under a written agreement before the transaction is completed. When there is a transaction involving a permitted change of control, a holder of a Warrant will have the right to require us to repurchase the holder’s Warrant for a purchase price in cash equal to the Black Scholes value (as calculated under the Warrants) of the then unexercised portion of the Warrant.

Registration Rights Agreement

The Company entered into a Registration Rights Agreement with the Holders as of the date of Closing. Under this Agreement, the Company has agreed to register 125% of the shares issuable under the Notes and 100% of the shares issuable under the Warrants, with filing to occur no later than 20 days of the Closing and with effectiveness to occur no later than 75 days of the Closing. If we are unable to meet either of these deadlines, we may be required to pay certain cash damages under the Registration Rights Agreement or, with the passage of additional time, an Event of Default under the Notes may occur.

$1 Million Financing Transaction

Simultaneously with the Closing of the $9 million financing transaction, the Company is selling $1 million principal amount of Subordinated Convertible Notes to investors consisting of management and directors of the Company and one individual investor. The sale of the Subordinated Convertible Notes will not carry any additional fees and expenses, so the entire $1 million investment is netted to the Company. The Subordinated Convertible Notes are subordinated in right of repayment to the Convertible Notes to the Company and mature 91 days subsequent to the Maturity Date of the Convertible Notes. The Subordinated Convertible Notes bear interest at the rate of 8% per annum which shall accrue. Once 2/3 of the Convertible Notes have been repaid, then the Subordinated Convertible Notes may be converted and/or prepaid in cash so long as there is no Event of Default with respect to the Convertible Notes and all Equity Conditions of the Convertible Notes are met. The conversion price for the Subordinated Convertible Notes is $0.264 per share. The holders of the Subordinated Convertible Notes will be issued five year warrants to purchase 1,920,123 shares of Company common stock. Each warrant has an exercise price of $0.302 per share.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant.

On May 7, 2013, we entered into the two Purchase Agreements pursuant to which we agreed to sell, subject to certain conditions, Senior Convertible Notes in the aggregate principal amount of $10 million. The descriptions of the Financing Transaction in Item 1.01 of this Current Report on Form 8-K are incorporated in its entirety by this reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On May 8, 2013, we issued a press release announcing the pricing of the offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated May 7, 2013, between Axion Power International, Inc. and the Investors (1)
10.2	Form of Note (1)
10.3	Form of Warrant (1)
10.4	Registration Rights Agreement, dated May 8, 2013, between Axion Power International, Inc. and the Investors (1)
10.5	Subordinated Note Purchase Agreement, dated May 7, 2013, between Axion Power International, Inc. and the Subordinated Investors
10.6	Form of Subordinated Note
10.7	Form of Subordinated Note Warrant
10.8	Subordination Agreement, dated May 8, 2013, by and among Axion Power International, Inc., the Investors and the Subordinated Investors
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 8, 2013

Axion Power International, Inc.

By:	/s/ Charles R.Trego
Charles R.Trego
Chief Financial Officer

EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated May 7, 2013, between Axion Power International, Inc. and the Investors (1)
10.2	Form of Note (1)
10.3	Form of Warrant (1)
10.4	Registration Rights Agreement, dated May 8, 2013, between Axion Power International, Inc. and the Investors (1)
10.5	Subordinated Note Purchase Agreement, dated May 7, 2013, between Axion Power International, Inc. and the Subordinated Investors (1)
10.6	Form of Subordinated Note (1)
10.7	Form of Subordinated Note Warrant (1)
10.8	Subordination Agreement, dated May 8, 2013, by and among Axion Power International, Inc., the Investors and the Subordinated Investors (1)
99.1	Press Release

(1) Certain of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.